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Exhibit 23



               Consent of Independent Auditors

We consent to the incorporation by reference in (i) the Registration Statements (Forms S-8 No. 333-27823, No. 333-16447 and No. 33-67472) pertaining to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan, (ii) the Registration Statement (Form S-8 No. 33-67470) pertaining to the Papa John's International, Inc. 1993 Stock Option Plan for Non-Employee Directors, (iii) the Registration Statement (Form S-8 No. 333-48999) pertaining to the Papa John's International, Inc. 401(k) Plan, (iv) the Registration Statement (Form S-8 No. 333-66985) pertaining to the Papa John's International, Inc. Wade S. Oney Employment Agreement, and (v) the Registration Statement (Form S-4 No. 33-96552) of Papa John's International, Inc. of our report dated February 26, 1999, with respect to the consolidated financial statements of Papa John's International, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 27, 1998.



                                 /s/  Ernst & Young  LLP


Louisville, Kentucky
March 19, 1999